Exhibit 99.1

Consolidated Freightways Corporation

Consolidating Income Statements

For the Month Ended August 31, 2003

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	Total
Revenue—Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue—Affiliates	—	—	—	—	—	—	—	—	—	—	—

Total Revenue	—	—	—	—	—	—	—	—	—	—	—

Operating Expenses	120,444	—	1,901	10	468	26	—	—	—	—	122,849
Salaries, Wages, and Benefits	450,688	—	—	14,760	—	—	—	—	—	—	465,448
Purchased Transportation	—	—	—	—	—	—	—	—	—	—	—
Operating Taxes and Licensing	134,273	—	—	—	—	—	(7,589)	—	—	—	126,684
Claims and Insurance	111,410	—	500	—	—	—	17,773	—	6,565	—	136,248
Rents	(54,420)	—	—	—	—	—	—	—	—	—	(54,420)
Depreciation	7,195	—	1,604	—	73	—	—	—	—	—	8,872
Amortization	154,145	—	—	875,119	—	—	—	—	—	—	1,029,264
Other G&A Expense	1,954,931	—	1,997	(889,889)	4,675	—	—	—	—	—	1,071,714
(Gain)/Loss on Sales of Assets	(3,196,503)	—	134,985	—	—	—	(2,807,719)	—	—	—	(5,869,237)

Total Operating Expenses	(317,837)	—	140,987	—	5,216	26	(2,797,535)	—	6,565	—	(2,962,578)

Operating Income (Loss)	317,837	—	(140,987)	—	(5,216)	(26)	2,797,535	—	(6,565)	—	2,962,578
Other Interest Expense	(583)	—	—	—	—	—	—	—	—	—	(583)

Interest Expense	(583)	—	—	—	—	—	—	—	—	—	(583)
Temporary Investment Interest	—	—	—	—	—	—	6,570	—	6,195	—	12,765
Affiliate Interest Income	—	—	—	—	22,494	—	—	—	—	—	22,494
Other Interest Income	689	—	—	—	—	—	—	—	—	—	689

Interest Income	689	—	—	—	22,494	—	6,570	—	6,195	—	35,948
Debt Expense	(310,937)	—	—	—	—	—	—	—	—	—	(310,937)

Income (Loss) Before Taxes	7,006	—	(140,987)	—	17,278	(26)	2,804,105	—	(370)	—	2,687,006
Federal Income Tax Current	—	—	—	—	—	—	—	—	—	—	—
Federal Income Tax Deferred	—	—	—	—	—	—	—	—	—	—	—
State Income Tax Current	—	—	—	—	—	—	—	—	—	—	—
Foreign Income Tax Current	—	—	—	—	—	—	—	—	—	—	—

Income Taxes	—	—	—	—	—	—	—	—	—	—	—

Net Income (Loss)	$7,006	$—	$(140,987)	$—	$17,278	$(26)	$2,804,105	$—	$(370)	$—	$2,687,006